Commission File No.

                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

                           SEVEN SEAS PETROLEUM INC.
            (Exact name of registrant as specified in its charter)

            YUKON TERRITORY                           73-1468669
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)

            SUITE 960, THREE POST OAK CENTRAL
            1990 POST OAK BOULEVARD
            HOUSTON, TEXAS                                   77056
      (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  NAME OF EACH EXCHANGE
        TITLE OF EACH CLASS TO                    ON WHICH EACH CLASS
           BE SO REGISTERED                       IS TO BE REGISTERED

            Common Shares,                      American Stock Exchange
        no par value per share

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. |X|

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The class of securities to be registered hereby is the Common Shares, no par value per share (the "Common Shares") of Seven Seas Petroleum Inc., a Yukon Territory corporation (the "Company").

      For a description of the Common Shares, see the information set forth under "Item 11. Description of Registrant's Securities to be Registered" in the Registration Statement on Form 10 declared effective by the Securities Exchange Commission as of June 29, 1997, which is incorporated herein by reference. Such description is set forth in Exhibit 4 to this Registration Statement.

ITEM 2.      EXHIBITS.

      The following exhibit has been filed with the American Stock Exchange only:

      1. Copy of the information set forth under "Item 11. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 10, declared effective by the Securities Exchange Commission as of June 29, 1997.

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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        SEVEN SEAS PETROLEUM, INC.

                                        By:/s/ Herbert C. Williamson, III

                                        Name:  Herbert C. Williamson, III

                                        Title:Executive Vice President and Chief
                                              Financial Officer

Date:  January 9, 1998

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